UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2023

Perspective Therapeutics, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington 98121
(Address of Principal Executive Offices) (Zip Code)

(206) 676-0900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2023, Perspective Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an exclusive patent license agreement (the “License Agreement”) with the Mayo Foundation for Medical Education and Research (“Mayo Clinic”).

Pursuant to the License Agreement, Mayo Clinic granted the Company (i) a worldwide, exclusive license, with the right to sublicense, under certain patent rights as set forth in the Agreement, to make, have made, use, offer for sale, sell and import the PSMA Alpha-PET DoubLET platform technology for the treatment of, among other conditions, PSMA-expressing cancers, including prostate (“Licensed Products”) and (ii) a worldwide, non-exclusive license, without the right to sublicense, to use certain research and development information from Mayo Clinic (the “Know-How”) to develop, make, have made, use, offer for sale, sell and import the Licensed Products (the Licensed Product and the Know-How, collectively, the “License”). Such License is limited to Pb-Cu modified PSMA for therapy and not imaging (which includes any combination of lead (Pb) and copper (Cu) isotopes chelated to the PSMA targeting ligand for use in radiopharmaceutical therapy) (the “Field”).

In partial consideration for the rights granted by Mayo Clinic, the Company agreed to pay Mayo Clinic (i) a one-time upfront cash payment of $1 million payable within 60 days of December 22, 2023 and (ii) milestone payments totaling up to $68 million upon the achievement of certain clinical development, regulatory and commercialization milestones. The Company also agreed to pay Mayo Clinic single digit royalties based upon net sales of certain components of the Licensed Product.

If the Company receives a priority review voucher or similar transferrable asset (a “PRV”) from the U.S. Food and Drug Administration based on a submission relating to a Licensed Product and elects to sell or otherwise transfer such asset, the Company has agreed to share with Mayo Clinic 40% of any consideration received by the Company for such PRV.

The Company is required to use commercially reasonable efforts to bring Licensed Products to market in the Field within certain time-based diligence milestones. The Board of Directors of the Company and authorized representatives of Mayo Clinic have approved the License Agreement and the transactions contemplated therein.

The representations and warranties contained in the License Agreement were made solely for the benefit of the parties thereto. Persons not party to the License Agreement, including, without limitation, the Company’s stockholders and other investors, should not rely on the representations and warranties contained in the License Agreement, or any descriptions thereof, including those contained in this Current Report on Form 8-K, as characterizations of the actual facts or conditions applicable to the Company, Mayo or any of their respective affiliates. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2023.

Forward-Looking Statements and Information

This current report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (collectively, “forward-looking statements”). Forward-looking statements in this current report on Form 8-K include statements about the Company’s expectations for the collaboration with Mayo and any potential benefits related thereto; the expected timing of the upfront payment under the License Agreement; and the timing and potential amount of milestone and royalty payments to be paid under the License Agreement. There are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors and uncertainties include, among others, that the Company and Mayo may never realize the expected benefits of the collaboration. A more complete discussion of the risks and uncertainties facing the Company appears in the Company’s most recent Transition Report on Form 10-KT and the Company’s most recent Quarterly Report on Form 10-Q, which are available at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Item 8.01	Other Events.

On January 5, 2024, the Company issued a press release announcing the entry into the License Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description

99.1	Press release dated January 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

Perspective Therapeutics, Inc., a Delaware corporation

By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor, Chief Executive Officer